UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2011

Commission File No. 0-11178

             UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
                   Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:     (801) 566-1200

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Utah Medical Products, Inc. for the quarter and year ended December 31, 2010 and forward-looking statements relating to 2011 and beyond as presented in a press release dated January 27, 2011.  The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 1/27/2011	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index
Number	Description

99.1
Financial information for Utah Medical Products, Inc. for the quarter and twelve months ended December 31, 2010 and forward-looking statements relating to 2011 and beyond as presented in a press release dated January 27, 2011.